Exhibit 99.1

Moved on Business Wire
November 6, 2014

CSC Delivers Continued Earnings Growth in Second Quarter 2015

Diluted EPS from Continuing Operations of $1.18, up 17% YoY
Income from Continuing Operations of $177 Million, up 9% YoY
Operating Income of $349 Million and Operating Income Margin of 11.3%
Raising FY 2015 Target Range for EPS from Continuing Operations to $4.45 - $4.65

FALLS CHURCH, Va., Nov. 6, 2014 - CSC (NYSE: CSC) today reported results for the second quarter of 2015.

“Our transformation efforts at CSC continued to show good progress in our second quarter,” said Mike Lawrie, president and CEO. “In the commercial business, we delivered solid improvements in profitability and are showing good revenue growth in our next-generation offerings, which is helping to offset headwinds in the infrastructure business. Our public sector business has seen a normalization of revenue and continues to deliver strong margins, which is helping to drive overall earnings growth.”

Financial Highlights

•	EPS from continuing operations of $1.18 for the second quarter, an increase of $0.17 or 17% when compared with $1.01 for the second quarter of fiscal 2014.

•	Income from continuing operations was $177 million for the second quarter, an increase of $18 million sequentially and an increase of $15 million from the prior year.

•
Operating income was $349 million, an increase of $45 million sequentially and a decrease of $12 million when compared with the prior year. Operating income margin of 11.3% for the quarter increased from 9.4% on a sequential basis and was unchanged from the prior year.

•
Earnings before interest and taxes (EBIT) was $276 million, an increase of $28 million sequentially and $5 million when compared with the second quarter of fiscal 2014. EBIT margin of 9.0% improved from 7.7% on a sequential basis and 8.5% in the prior year.

•	Operating cash flow of $217 million in the quarter compares with $270 million in the prior year.

•	Free cash flow of $31 million compares with $86 million in the prior period.

Global Business Services
GBS revenue of $1.00 billion in the quarter compares with revenue of $1.02 billion in the year ago quarter. Segment revenue decreased by 3% in constant currency due to the ongoing repositioning of the consulting business towards higher value next-generation offerings and contract completions, partially offset by growth in applications modernization. Operating margin of 13.0% increased from 11.7% in the prior year and 9.9% in the prior quarter, primarily due to the company’s cost takeout efforts. New business awards for GBS were $1.2 billion in the quarter.

Global Infrastructure Services
GIS revenue was $1.04 billion in the quarter, a decrease of 8% in constant currency from the prior year. Growth in next-generation offerings of cloud and cyber helped to partially offset the impact of price-downs, restructurings and contract conclusions. Operating margin was 6.6%, which reflects continued investments in new offerings and strategic partnerships, and compares with 9.6% in the prior year and 6.3% in the prior quarter. GIS reported new business awards of $600 million in the quarter.

North American Public Sector
NPS revenue was $1.04 billion in the quarter, a decrease of 1% when compared with $1.05 billion in the second quarter of fiscal 2014. Growth in state and local government revenue largely offset declines from Department of Defense contracts. Operating margin of 15.4% compares with 15.5% in the prior year and 14.8% in the prior quarter, as the business continues to benefit from cost takeout and better contract performance. New business awards for NPS were $1.1 billion in the quarter.

Returning Capital to Shareholders
During the second quarter, CSC returned $310 million to shareholders consisting of $32 million in common stock dividends and $278 million of share repurchases. CSC repurchased 4.6 million shares through open market purchases at an average price of $59.77. In addition, the Company entered into an accelerated share repurchase agreement under which CSC retired an additional 1.3 million shares for $75 million. CSC had 140,454,364 basic shares outstanding on October 3, 2014.

Conference Call and Webcast
CSC senior management will host a conference call and webcast at 5 p.m. EST today. The dial-in number for domestic callers is 877-874-1588. Callers who reside outside of the United States or Canada should dial 719-325-4794. The passcode for all participants is 5068637.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until November 13, 2014. The replay dial-in number is 888-203-1112 for domestic callers and 719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 5068637. A replay of this webcast will also be available on CSC’s website.

Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s preliminary results as determined by generally accepted accounting principles (GAAP), the Company has also disclosed in this press release preliminary non-GAAP information which management believes provides useful information to investors, including: operating income, operating margin, earnings before interest and taxes (EBIT), EBIT margin, and free cash flow. Reconciliations of the preliminary non-GAAP measures to the respective and most directly comparable GAAP measures, as well as the rationale for management’s use of non-GAAP measures, is included below.

About CSC
Computer Sciences Corporation (CSC) is a global leader of next generation information technology (IT) services and solutions. The Company's mission is to enable superior returns on our client's technology investments through best-in-class industry solutions, domain expertise and global scale. CSC has approximately 74,000 employees and reported revenue of $12.9 billion for the 12 months ended October 3, 2014. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended March 28, 2014 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

Contact:
Richard Adamonis, Corporate Media Relations, 862.228.3481, radamonis@csc.com
George Price, Investor Relations, 703-641-3842, gprice4@csc.com

Note: During the first quarter of fiscal 2015, CSC adopted a new mark-to-market pension accounting policy and changed its inter-company accounting policy. The company’s results from the prior year have been adjusted to reflect these changes.

Business Segment Revenues, Operating Income and Operating Margins
(preliminary and unaudited)

Revenues by Segment
	Quarter Ended
(Amounts in millions)	October 3, 2014	September 27, 2013	% Change	% Change in Constant Currency
Global Business Services	$1,003	$1,022	(1.9)%	(3.2)%
Global Infrastructure Services	1,036	1,113	(6.9)%	(8.4)%
North American Public Sector	1,041	1,052	(1.0)%	(1.0)%
Total Revenues	$3,080	$3,187	(3.4)%	(4.3)%

	Six Months Ended
(Amounts in millions)	October 3, 2014	September 27, 2013	% Change	% Change in Constant Currency
Global Business Services	$2,091	$2,076	0.7%	(1.2)%
Global Infrastructure Services	2,167	2,260	(4.1)%	(5.8)%
North American Public Sector	2,059	2,105	(2.2)%	(2.2)%
Total Revenues	$6,317	$6,441	(1.9)%	(3.1)%

Operating Income and Operating Margins by Segment
	Quarter Ended
	October 3, 2014		September 27, 2013
(Amounts in millions)	Operating Income	Operating Margin	Operating Income	Operating Margin
Global Business Services	$130	13.0%	$120	11.7%
Global Infrastructure Services	68	6.6%	107	9.6%
North American Public Sector	160	15.4%	163	15.5%
Corporate	(9)	—	(29)	—
Total Operating Income	$349	11.3%	$361	11.3%

Operating Income and Operating Margins by Segment
	Six Months Ended
	October 3, 2014		September 27, 2013
(Amounts in millions)	Operating Income	Operating Margin	Operating Income	Operating Margin
Global Business Services	$238	11.4%	$233	11.2%
Global Infrastructure Services	139	6.4%	199	8.8%
North American Public Sector	311	15.1%	290	13.8%
Corporate	(35)	—	(29)	—
Total Operating Income	$653	10.3%	$693	10.8%

Consolidated Condensed Statements of Operations
(preliminary and unaudited)

	Quarter Ended		Six Months Ended
(Amounts in millions, except per-share amounts)	October 3, 2014	September 27, 2013	October 3, 2014	September 27, 2013

Revenues	$3,080	$3,187	$6,317	$6,441

Costs of services (excludes depreciation and amortization and restructuring costs ($(7) and $17 for the second quarter of fiscal 2015 and 2014, respectively, and $1 and $24 for the first six months of fiscal 2015 and 2014, respectively))	2,207	2,317	4,571	4,754
Selling, general and administrative (excludes restructuring costs ($0 and $(2) for the second quarter of fiscal 2015 and 2014, respectively, and $2 and $(2) for the first six months of fiscal 2015 and 2014, respectively))	346	314	690	602
Depreciation and amortization	252	248	524	502
Restructuring costs	(7)	15	3	22
Interest expense	36	35	75	74
Interest income	(5)	(3)	(10)	(7)
Other expense, net	6	22	5	21
Total costs and expenses	2,835	2,948	5,858	5,968

Income from continuing operations before taxes	245	239	459	473
Taxes on income	68	77	123	150
Income from continuing operations	177	162	336	323
(Loss) income from discontinued operations, net of taxes	(21)	80	(29)	96
Net income	156	242	307	419
Less: net income attributable to noncontrolling interest, net of tax	5	10	10	13
Net income attributable to CSC common stockholders	$151	$232	$297	$406

Earnings per common share
Basic:
Continuing operations	$1.20	$1.03	$2.26	$2.09
Discontinued operations	(0.15)	0.54	(0.20)	0.64
	$1.05	$1.57	$2.06	$2.73
Diluted:
Continuing operations	$1.18	$1.01	$2.22	$2.05
Discontinued operations	(0.14)	0.53	(0.20)	0.63
	$1.04	$1.54	$2.02	$2.68

Cash dividend per common share	$0.23	$0.20	$0.46	$0.40

Weighted average common shares outstanding for:
Basic EPS	143.279	148.047	144.346	148.951
Diluted	145.596	150.973	147.155	151.476

Selected Balance Sheet Data
(preliminary and unaudited)

	As of
(Amounts in millions)	October 3, 2014	March 28, 2014

Assets
Cash and cash equivalents	$1,923	$2,443
Receivables, net	2,664	2,759
Prepaid expenses and other current assets	489	426
Total current assets	5,076	5,628

Property and equipment, net	1,793	2,031
Software, net	794	650
Outsourcing contract costs, net	360	427
Goodwill	1,684	1,667
Other assets	866	986
Total Assets	$10,573	$11,389

Liabilities
Short-term debt and current maturities of long-term debt	$569	$681
Accounts payable	380	394
Accrued payroll and related costs	498	592
Accrued expenses and other current liabilities	908	1,094
Deferred revenue and advance contract payments	624	624
Income taxes payable and deferred income taxes	41	77
Total current liabilities	3,020	3,462

Long-term debt, net of current maturities	2,214	2,207
Income tax liabilities and deferred income taxes	559	557
Other long-term liabilities	1,061	1,219

Total Equity	3,719	3,944

Total Liabilities and Equity	$10,573	$11,389

Debt as a percentage of total capitalization	42.8%	42.3%
Net debt as a percentage of total capitalization	13.2%	6.5%

Consolidated Condensed Statements of Cash Flows
(preliminary and unaudited)

	Six Months Ended
(Amounts in millions)	October 3, 2014	September 27, 2013
Cash flows from operating activities:
Net income	$307	$419
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	524	502
Stock-based compensation	35	33
Gain on dispositions	(13)	(98)
Excess tax benefit from stock based compensation	(12)	(5)
Unrealized foreign currency exchange gain	4	(22)
Other non cash charges, net	17	21
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
(Increase) decrease in assets	(32)	60
Decrease in liabilities	(340)	(427)
Net cash provided by operating activities	490	483

Cash flows from investing activities:
Purchases of property and equipment	(201)	(188)
Payments for outsourcing contract costs	(28)	(38)
Software purchased and developed	(104)	(91)
Payments for acquisitions, net of cash acquired	(35)	(27)
Business dispositions	(13)	232
Proceeds from sale of assets	70	12
Other investing activities, net	13	24
Net cash used in investing activities	(298)	(76)

Cash flows from financing activities:
Repayment of borrowings under lines of credit	(32)	—
Principal payments on long-term debt	(139)	(120)
Proceeds from stock options and other common stock transactions	125	85
Excess tax benefit from stock-based compensation	12	5
Repurchase of common stock	(559)	(251)
Dividend payments	(63)	(60)
Other financing activities, net	—	(8)
Net cash used in financing activities	(656)	(349)
Effect of exchange rate changes on cash and cash equivalents	(56)	(17)
Net increase in cash and cash equivalents	(520)	41
Cash and cash equivalents at beginning of year	2,443	2,054
Cash and cash equivalents at end of period	$1,923	$2,095

Non-GAAP Financial Measures

The following tables reconcile non-GAAP financial measures of operating income, earnings before interest and taxes (EBIT) and free cash flow, to the respective most directly comparable financial measure calculated and presented in accordance with GAAP. CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations as they provide another measure of the Company's profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.

Management uses operating income to evaluate financial performance and it is one of the measures used in assessing management performance. One of the limitations associated with the use of operating income (as compared to reported earnings) is that it does not reflect the complete financial results of the Company. CSC compensates for these limitations by providing reconciliation between operating income and income from continuing operations, before taxes. Management uses free cash flow as one of the factors in reviewing the overall performance of the business. Management compensates for the limitations of this non-GAAP measure by also reviewing the GAAP measures of operating, investing and financing cash flows as well as debt levels measured by the debt-to-total capitalization and net debt-to-total capitalization ratio.

GAAP Reconciliations

Operating Income
(preliminary and unaudited)

CSC defines operating income as revenue less costs of services, depreciation and amortization expense, restructuring costs and segment selling, general and administrative (SG&A) expense, excluding corporate G&A and mark-to-market adjustment to pension expense. Operating margin is defined as operating income as a percentage of revenue. Pre-tax margin is defined as income from continuing operations, before taxes as a percentage of revenue. A reconciliation of consolidated operating income to income from continuing operations, before taxes is as follows:

	Quarter Ended		Six Months Ended
(Amounts in millions)	October 3, 2014	September 27, 2013	October 3, 2014	September 27, 2013
Operating income	$349	$361	$653	$693
Corporate G&A	(67)	(68)	(123)	(132)
Mark-to-market adjustment to pension expense	—	—	(1)	—
Interest expense	(36)	(35)	(75)	(74)
Interest income	5	3	10	7
Other income (expense), net	(6)	(22)	(5)	(21)
Income from continuing operations before taxes	$245	$239	$459	$473

Operating margin	11.3%	11.3%	10.3%	10.8%
Pre-tax margin	8.0%	7.5%	7.3%	7.3%

Earnings Before Interest and Taxes
(preliminary and unaudited)

CSC defines EBIT as revenue less costs of services, selling, general and administrative expenses, depreciation and amortization, restructuring costs, and other income (expense). EBIT margin is defined as EBIT as a percentage of revenue. Reconciliation of EBIT to income from continuing operations is as follows:

	Quarter Ended		Six Months Ended
(Amounts in millions)	October 3, 2014	September 27, 2013	October 3, 2014	September 27, 2013
Earnings before interest and taxes	$276	$271	$524	$540
Interest expense	(36)	(35)	(75)	(74)
Interest income	5	3	10	7
Income taxes	(68)	(77)	(123)	(150)
Income from continuing operations	$177	$162	$336	$323

EBIT margin	9.0%	8.5%	8.3%	8.4%

Free Cash Flow
(preliminary and unaudited)

CSC defines free cash flow as equal to the sum of (1) operating cash flows, (2) investing cash flows, excluding business acquisitions, dispositions and investments (including short-term investments and purchase or sale of available for sale securities), and (3) payments on capital leases and other long-term asset financings. A reconciliation of free cash flow to net cash provided by operating activities is as follows:

	Quarter Ended		Six Months Ended
(Amounts in millions)	October 3, 2014	September 27, 2013	October 3, 2014	September 27, 2013
Net cash provided by operating activities	$217	$270	$490	$483
Net cash (used in) provided by investing activities	(184)	25	(298)	(76)
Acquisitions, net of cash acquired	35	27	35	27
Business dispositions	18	(176)	13	(232)
Short-term investments	—	—	—	(5)
Payments on capital leases and other long-term asset financings	(55)	(60)	(139)	(120)
Free cash flow	$31	$86	$101	$77

Recast Fiscal 2014 and Fiscal 2013 Quarterly Revenues by Segment
(preliminary and unaudited)

Fiscal 2014	Quarter ended
(Amounts in millions)	June 28, 2013	September 27, 2013	December 27, 2013	March 28, 2014	Total for Fiscal 2014
Global Business Solutions	$1,054	$1,022	$1,093	$1,152	$4,321
Global Infrastructure Services	1,147	1,113	1,145	1,173	4,578
North American Public Sector	1,053	1,052	990	1,004	4,099
Total Revenues	$3,254	$3,187	$3,228	$3,329	$12,998

Fiscal 2013	Quarter ended
(Amounts in millions)	June 29, 2012	September 28, 2012	December 28, 2012	March 29, 2013	Total for Fiscal 2013
Global Business Solutions	$1,257	$1,185	$1,201	$1,201	$4,844
Global Infrastructure Services	1,188	1,153	1,178	1,170	4,689
North American Public Sector	1,183	1,190	1,157	1,132	4,662
Total Revenues	$3,628	$3,528	$3,536	$3,503	$14,195

Recast Fiscal 2014 and Fiscal 2013 Quarterly Operating Income (Loss) by Segment
(preliminary and unaudited)

Fiscal 2014	Quarter ended
(Amounts in millions)	June 28, 2013	September 27, 2013	December 27, 2013	March 28, 2014	Total for Fiscal 2014
Global Business Solutions	$113	$120	$140	$201	$574
Global Infrastructure Services	92	107	91	92	382
North American Public Sector	127	163	122	112	524
Corporate	—	(29)	(15)	(20)	(64)
Total Operating Income	$332	$361	$338	$385	$1,416

Fiscal 2013	Quarter ended
(Amounts in millions)	June 29, 2012	September 28, 2012	December 28, 2012	March 29, 2013	Total for Fiscal 2013
Global Business Solutions	$75	$89	$106	$133	$403
Global Infrastructure Services	23	52	67	26	168
North American Public Sector	99	147	136	129	511
Corporate	(28)	(4)	(28)	(53)	(113)
Total Operating Income	$169	$284	$281	$235	$969

Impact on Fiscal 2014 Consolidated Condensed Statements of Operations

The following table presents the effects of retrospectively applying the change in the pension accounting policy, by selected line items, of the accompanying unaudited Consolidated Condensed Statements of Operations:

	Quarter ended September 27, 2013
(Amounts in millions, except per-share amounts)	As previously reported	As Revised	Impact of change in accounting methods
Revenue	$3,187	$3,187	$—
Costs of services	2,338	2,317	(21)
Selling, general & administrative expenses	316	314	(2)
Income from continuing operations, before taxes	216	239	23
Taxes on income	70	77	7
Income from continuing operations	146	162	16
Income from discontinued operations, net of taxes	63	80	17
Net income	209	242	33
Net income attributable to noncontrolling interest, net of tax	6	10	4
Net income attributable to CSC common stockholders	203	232	29
Basic EPS - Continuing Operations	$0.95	$1.03	$0.08
Basic EPS - Discontinued Operations	$0.42	$0.54	$0.12
Diluted EPS - Continuing operations	$0.93	$1.01	$0.08
Diluted EPS - Discontinued operations	$0.41	$0.53	$0.12

	Six months ended September 27, 2013
(Amounts in millions, except per-share amounts)	As previously reported	As Revised	Impact of change in accounting methods
Revenue	$6,441	$6,441	$—
Costs of services	4,794	4,754	(40)
Selling, general and administrative expenses	608	602	(6)
Income from continuing operations, before taxes	427	473	46
Taxes on income	136	150	14
Income from continuing operations	291	323	32
Loss from discontinued operations, net of taxes	77	96	19
Net income	368	419	51
Net income attributable to noncontrolling interest, net of tax	9	13	4
Net income attributable to CSC common stockholders	359	406	47
Basic EPS - Continuing operations	$1.89	$2.09	$0.20
Basic EPS - Discontinued Operations	$0.52	$0.64	$0.12
Diluted EPS - Continuing operations	$1.86	$2.05	$0.19
Diluted EPS - Discontinued operations	$0.51	$0.63	$0.12